UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date	of Report: December 13, 2005

HORACE MANN EDUCATORS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715-0001

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 217-789-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-looking Information

Statements included in the accompanying press release that state Horace Mann Educators Corporation’s (the “Company”) or its management’s intentions, hopes, beliefs, expectations or predictions of future events or the Company’s future financial performance are forward-looking statements and involve known and unknown risks, uncertainties and other factors. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Please refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and the Company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

Item 8.01: Other Events

On December 13, 2005, Horace Mann Educators Corporation issued a press release regarding 1) its estimated fourth quarter 2005 financial impact from Hurricane Rita, Hurricane Wilma and other catastrophic storms and 2) guidance on financial results for the year ended December 31, 2005. A copy of the press release is attached as exhibit 99.2 and is incorporated by reference herein.

Item 9.01: Financial Statements and Exhibits

(d)	Exhibits.
99.1	Glossary of Selected Terms
99.2	Press release dated December 13, 2005 regarding the Company’s 1) estimated fourth quarter 2005 financial impact from Hurricane Rita, Hurricane Wilma and other catastrophic storms and 2) guidance on financial results for the year ended December 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Bret A. Conklin

Name:	Bret A. Conklin
Title:	Senior Vice President & Controller
(Principal Accounting Officer)

Date: December 14, 2005

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